Loan document

Between: Fastbase Inc.

140 Broadway, 46th Floor NY-10005 New York, USA

And:

Wikisoft Corp. (the “Borrower”) 315 Montgomery Street

San Francisco, CA 94104, USA

WHEREAS:

(A)    The Borrower is indebted to Fastbase Inc. for the amount of the loan as set out below in Clause 1.

(B)	Fastbase Inc. has and may advance further moneys to the Borrower by way of loan.

(C)    Fastbase Inc. and the Borrower wish to formally record the terms of all, borrowings past, present or future that might be made by the Borrower from Fastbase Inc. and unless otherwise agreed in writing the terms of this Loan Agreement apply to all such borrowings.

CONDITIONS AS FOLLOWS:

1.0.	ACKNOWLEDGEMENT OF THE LOAN

1.1.	The Borrower acknowledges that Fastbase Inc. has lent to the Borrower the sum of DKK 200,000/USD30,215 (the “Loan”). The Loan is made to the Borrower on signing this date. The Loan is unsecured.
1.2.	The Borrower further acknowledges that the terms of this Loan Agreement are the terms upon which Fastbase Inc. is prepared to continue to lend the Loan to the Borrower.
1.3.	The Borrower acknowledges that Fastbase Inc. may at any time hereafter lend further moneys to the Borrower. These further advances form part of the Loan and the terms of this Loan Agreement apply.
1.4.	Fastbase Inc. acknowledges that the Loan will be delivered to the Borrower by wire transfer.
1.5.	The Borrower acknowledges that the Loan will be repaid to Fastbase Inc. by wire transfer.

Fastbase Inc. • 140 Broadway, 46th Floor • 10005 New York • United States of America

2.0.	REPAYMENT OF LOAN

2.1.	All moneys lent to the Borrower by Fastbase Inc. must be repaid by the Borrower to Fastbase Inc. upon request from Fastbase Inc.

2.2.	The Borrower promises and undertakes to repay the Loan to Fastbase Inc.as set out in this Clause 2. Any failure by the Borrower to comply with this clause is a breach of an essential term and notwithstanding anything in this Loan Agreement the whole of the Loan then owing becomes immediately due and payable and subject to further interest.

3.0.	RIGHT TO REPAY

3.1.	Notwithstanding Clause 2, the Borrower may at any time repay the whole or any part of the Loan at any time even though no demand has been made for repayment and even though the term of the Loan has not expired.

4.0.	WHOLE AGREEMENT

4.1.	This Loan Agreement represents the whole agreement between Fastbase Inc. and the Borrower concerning the lending to the Borrower of the Loan. All representations, understandings or prior agreements concerning the Loan are acknowledged as having been waived and of no force or effect whatsoever.

5.0.	CHOICE OF LAW

5.1.	This agreement shall be governed by and construed in accordance with Danish Law and the parties to this agreement submit to the exclusive jurisdiction of the Danish Courts.

IN WITNESS WHEREOF this Loan Agreement is signed on June 1, 2020.

Signed by Borrower

/s/ Rasums Refer

Rasmus Refer

Wikisoft Corp

CEO

Fastbase Inc. • 140 Broadway, 46th Floor • 10005 New York • United States of America

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